Exhibit 99.1

Exelis Inc.	703-790-6300
1650 Tysons Blvd.	703-790-6362 Fax
Suite 1700	www.exelisinc.com
McLean, VA 22102

Investors	Media
Katy Herr	B.J. Talley
703-790-6376	703-790-6349
Katy.Herr@exelisinc.com	William.Talley@exelisinc.com

Exelis board of directors approves spin-off of Vectrus as separate, publicly traded company; sets record and distribution dates

•	Record date September 18, 2014; Separation to be completed September 27, 2014; Vectrus to begin “regular way” trading on the New York Stock Exchange on September 29, 2014

•	Vectrus investor information session to be held September 19, 2014

•	Company announces key management, board members and logo for Vectrus

MCLEAN, Va., Sept. 8, 2014 – Exelis (NYSE: XLS) has announced that its board of directors has approved the distribution to its shareholders of all of the outstanding shares of Vectrus, Inc., its current Mission Systems business division, which will result in two separate publicly traded companies. On September 27, 2014, the distribution date, each Exelis shareholder of record will receive one share of Vectrus common stock for every 18 shares of Exelis common stock held as of the close of business on September 18, 2014, the record date for the distribution.

“The decision to create two well-capitalized independent companies underscores Exelis’ commitment to ensuring that our strategic priorities are aligned with the best interests of our shareholders,” said Exelis Chief Executive Officer and President David F. Melcher. “Each company will have a solid strategy and strong leadership and be better equipped to serve the needs of its global customers. We are excited about the future for both Exelis and Vectrus.”

Vectrus Common Stock Distribution

Upon completion of the distribution, Exelis shareholders will own 100% of the common shares of Vectrus. No fractional shares of Vectrus common stock will be distributed. Fractional shares of Vectrus common stock will be aggregated and sold on the open market, and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to Exelis shareholders who would otherwise be entitled to receive a fractional share of Vectrus common stock.

In connection with the distribution of shares of Vectrus common stock, Exelis Inc. will receive an opinion of tax counsel confirming that the distribution will not be taxable to holders of shares of Exelis common stock. Cash received in lieu of fractional shares, however, will be taxable. Shareholders should consult their tax advisors with respect to U.S. federal, state, local and non-U.S. tax consequences of the Vectrus spin-off.

As of the date of this release, Exelis has approximately 188 million shares of common stock outstanding. Based on the one-to-eighteen distribution ratio for the spin-off, approximately 10 million shares of Vectrus common stock will be distributed to Exelis shareholders.

The completion of the distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for Vectrus common stock being declared effective by the SEC and certain other conditions described in the information statement included in the Vectrus Registration Statement on Form 10 and in the agreements filed as exhibits to the Vectrus Registration Statement on Form 10. Exelis and Vectrus expect all the conditions to the distribution to be satisfied on or before the distribution date.

Cash Distribution

In connection with the spin-off, Vectrus will incur approximately $140 million of debt financing. The proceeds of the debt financing will be used to fund a cash distribution to a subsidiary of Exelis that is expected to be approximately $120 million, with an additional amount expected to be paid following the distribution through a working capital adjustment.

Listing and Trading of Exelis and Vectrus Stocks

Following completion of the spin-off, both companies will be listed on the New York Stock Exchange. Exelis shares will continue to trade under the ticker symbol “XLS,” while Vectrus shares will trade under the symbol “VEC.” Exelis expects that on or about September 16, 2014, shares of Vectrus will begin trading on a “when issued” basis under the symbol “VEC WI.” Concurrently, “ex distribution” trading in Exelis shares under the symbol “XLS WI” will commence alongside “regular way” trading for Exelis shares. Vectrus will begin “regular way” trading on September 29, 2014, at which time “regular way” trading in Exelis shares will reflect the distribution of the Vectrus shares.

Exelis shareholders who sell their shares of Exelis common stock in the “regular way” market on or before the distribution date will also be selling their right to receive the distribution of shares of Vectrus common stock. Shareholders are encouraged to consult with their financial advisors regarding the specific implications of selling Exelis common stock.

The distribution does not require shareholder approval, nor is any shareholder action or payment necessary to receive shares through the distribution of Vectrus common stock in the spin-off. Prior to the distribution date, the information statement will be available to all shareholders of Exelis common stock as of the record date. The information statement will include information regarding the procedures by which the distribution will be effected and other details of the transaction. The information statement will be available on the Securities and Exchange Commission’s website at www.sec.gov and on the Vectrus spin-off website at www.exelisinc.com/transformation.

The distribution agent, transfer agent, and registrar for Vectrus common stock will be Computershare Trust Company, N.A. For questions relating to the transfer or mechanics of the stock distribution, shareholders may contact Computershare Trust Company, N.A., via phone at 1-888-847-8927 or +1-781-575-4756, or online at www.computershare.com/investor. If shares are held by a bank, broker or other nominee, shareholders should contact that institution directly.

Vectrus Investor Day

Exelis will host an investor information session for Vectrus on September 19, 2014 from 9:00AM EDT to 11:30AM EDT. Future Vectrus Chief Executive Officer, Ken Hunzeker, future Vectrus Chief Operating Officer, Ted Wright, and future Vectrus Chief

Financial Officer, Matthew Klein, along with other members of the Vectrus senior management team will present a financial and strategy overview of Vectrus. This investor event may be monitored live by webcast at investors.exelisinc.com.

Vectrus Management & Board of Directors

Key management and members of the board of directors of Vectrus have also been selected. These individuals will officially assume their responsibilities upon completion of the spin-off transaction, expected to take place on September 27, 2014. Biographical information on members of the board of directors and key management can be found in the Vectrus Registration Statement on Form 10 filed with the SEC or at www.exelisinc.com/transformation.

Members of the Vectrus board of directors will include:

•	Louis J. Giuliano, Non-Executive Chairman

•	Bradford J. Boston

•	Mary L. Howell

•	Kenneth W. Hunzeker

•	William F. Murdy

•	Melvin F. Parker

•	Eric M. Pillmore

•	Stephen L. Waechter

•	Phillip C. Widman

Key members of Vectrus management will include:

•	Kenneth W. Hunzeker, Chief Executive Officer and President

•	Theodore R. Wright, Executive Vice President and Chief Operating Officer

•	Matthew M. Klein, Senior Vice President and Chief Financial Officer

•	Michele L. Tyler, Senior Vice President, Chief Legal Officer and Corporate Secretary

•	Francis A. Peloso, Senior Vice President and Chief Human Resources Officer

•	Janet L. Oliver, Senior Vice President, Business Development

•	Kelvin R. Coppock, Senior Vice President, Contracts

•	Charles A. Anderson, Senior Vice President, Programs

Vectrus Logo & Branding

A logo and visual identity has also been chosen for Vectrus to employ upon completion of the spin-off transaction. An overview of the Vectrus brand, along with other information about the spin-off transaction may be found at www.exelisinc.com/transformation.

About Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and services company that leverages a 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. We are a leader in positioning and navigation, sensors, air traffic management solutions, image processing and distribution, communications and information systems; and focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Va., Exelis employs about 17,000 people and generated 2013 sales of $4.8 billion. For more information, visit our website at www.exelisinc.com or connect with us on Facebook, Twitter and YouTube.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Some of the information included herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “may,” “could,” “outlook” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to:

•	The timing and completion of the tax-free spin-off described in this document;

•	Our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. government or international defense budgets;

•	Government regulations and compliance therewith, including changes to the Department of Defense procurement process;

•	Our international operations, including sales to foreign customers;

•	Competition, industry capacity and production rates;

•	Misconduct of our employees, subcontractors, agents and business partners;

•	The level of returns on postretirement benefit plan assets and potential employee benefit plan contributions and other employment and pension matters;

•	Changes in interest rates and other factors that affect earnings and cash flows;

•	The mix of our contracts and programs, our performance, and our ability to control costs;

•	Governmental investigations;

•	Our level of indebtedness and our ability to make payments on or service our indebtedness;

•	Subcontractor performance;

•	Economic and capital markets conditions;

•	The availability and pricing of raw materials and components;

•	Ability to retain and recruit qualified personnel;

•	Protection of intellectual property rights;

•	Changes in technology;

•	Contingencies related to actual or alleged environmental contamination, claims and concerns;

•	Security breaches and other disruptions to our information technology and operations;

•	Our ability to execute our internal performance plans including restructuring, productivity improvements and cost reduction initiatives;

•	Unanticipated changes in our tax provisions or exposure to additional income tax liabilities; and

•	Ability to execute our internal performance plans, including restructuring, productivity and cost-reduction initiatives.

The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the Exelis Inc. Form 10-K for the fiscal year ended December 31, 2013, and those described from time to time in our future reports filed with the Securities and Exchange Commission. In addition, there are risks and uncertainties relating to the spin-off of Vectrus, including the timing and certainty of the completion of the transaction, whether the transaction will result in any tax liability, the operational and financial profile of Exelis or Vectrus after giving effect to the spin-off transaction, and the ability of each business to operate as an independent entity.